Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
MB Financial, Inc.

We consent to incorporation by reference in the registration statements (nos. 333-64584, 333-81802, 333-97857 and 333-120270) on Form S-8 of MB Financial, Inc. of our reports dated February 18, 2005, relating to the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K of MB Financial, Inc. for the year ended December 31, 2004.

/s/ McGladrey & Pullen, LLP
Schaumburg, Illinois
March 15, 2005